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                                                     Exhibit 23-A



                         CONSENT OF INDEPENDENT AUDITORS
                                    ________




We consent to the incorporation by reference in this registration statement on Form S-8, of our report dated January 25, 1996 (Note 14 is dated February 1, 1996), on our audits of the consolidated financial statements and consolidated financial statement schedules of Lucent Technologies Inc. at December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in the registration statement on Form 10/A (File No. 001-11639) of Lucent Technologies Inc.





\s\COOPERS & LYBRAND L.L.P.
1301 Avenue of the Americas
New York, New York
July 24, 1996